Exhibit 99.1

LifeLock Announces 2012 Fourth Quarter and Year-End Results

Record quarterly revenue of $78.8 million, up 49% year-over-year

Q4 cumulative ending members of approximately 2.5 million, up 20% year-over-year

Q4 monthly average revenue per member of $9.68, up 12% year-over-year

TEMPE, AZ (February 20, 2013) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights:

•

Revenue: Total revenue was $78.8 million for the fourth quarter of 2012, up 49% from $53.0 million for the fourth quarter of 2011. Consumer revenue was $70.8 million for the fourth quarter of 2012, up 34% from $53.0 million for the fourth quarter of 2011. Enterprise revenue was $8.0 million for the fourth quarter of 2012.

•	Income from Operations: Income from operations was $5.7 million for the fourth quarter of 2012, compared to $7.0 million for the fourth quarter of 2011.

•

Net Income: Net income was $4.1 million for the fourth quarter of 2012, up from $2.3 million for the fourth quarter of 2011. Net income per diluted share was $0.01 for the fourth quarter of 2012 based on 90.8 million weighted-average shares outstanding, compared with a net loss per diluted share of $0.03 for the fourth quarter of 2011 based on 18.9 million weighted-average shares outstanding.

•

Adjusted Net Income: Adjusted net income was $8.9 million for the fourth quarter of 2012, up from $7.8 million for the fourth quarter of 2011. Adjusted net income per diluted share was $0.10 for the fourth quarter of 2012 based on 92.2 million weighted-average shares outstanding, compared with $0.15 per diluted share for the fourth quarter of 2011 based on 53.1 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $11.4 million for the fourth quarter of 2012, up from $8.9 million for the fourth quarter of 2011.

•

Cash Flow: Cash flow from operations was $7.7 million for the fourth quarter of 2012, leading to free cash flow of $3.7 million after taking into consideration $4.0 million of capital expenditures. This compares with cash flow from operations of $6.1 million and free cash flow of $5.5 million, after taking into consideration $0.6 million of capital expenditures, for the fourth quarter of 2011.

•

Balance Sheet: Cash and cash equivalents at the end of the fourth quarter of 2012 was $134.2 million, up from $76.7 million at the end of the third quarter of 2012. As of December 31, 2012, we had no outstanding debt.

“We are very pleased with our financial results for the fourth quarter, which exceeded our expectations on both the top and bottom line,” said Todd Davis, LifeLock’s Chairman and CEO. “The combination of our industry leading brand, the growing awareness of identity theft, and our superior product portfolio drove strong performance across each of our key operating metrics. The success of our LifeLock Ultimate service, in particular, continues to power our growth and we are optimistic about our outlook for 2013 based on our strong business momentum entering the year.”

Fourth Quarter 2012 Business Highlights:

•	Recorded the 31st consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 198,000 gross new members in the fourth quarter of 2012 and ended the quarter with approximately 2.5 million members.

•	Improved retention rate to 87.1% for the fourth quarter of 2012, compared with 82.7% for the fourth quarter of 2011.

•	Increased monthly average revenue per member to $9.68 for the fourth quarter of 2012 from $8.67 for the fourth quarter of 2011.

•

Awarded first place overall in the 6th annual Javelin Strategy and Research identity protection service scorecard. In addition, the awards recognized the proactive nature of LifeLock Ultimate by naming it Best in Detection.

•	Added to the Russell 2000, 3000, and Global Indexes.

Fiscal Year 2012 Financial Highlights:

•

Revenue: Total revenue was $276.4 million for 2012, up 43% from $193.9 million for 2011. Consumer revenue was $254.7 million for 2012, up 31% from $193.9 million for 2011. Enterprise revenue was $21.8 million for 2012.

•	Income from Operations: Income from operations was $13.1 million for 2012, up from $4.8 million for 2011.

•

Net Income: Net income was $23.5 million for 2012, up from a net loss of $4.3 million for 2011. Net income per diluted share was $0.09 for 2012 based on 62.2 million weighted-average shares outstanding, compared with a net loss of $1.24 per diluted share for 2011 based on 18.7 million weighted-average shares outstanding.

•

Adjusted Net Income: Adjusted net income was $22.0 million for 2012, up from $7.7 million for 2011. Adjusted net income per diluted share was $0.30 for 2012 based on 72.6 million weighted-average shares outstanding, compared with $0.15 per diluted share for 2011 based on 52.4 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $30.3 million for 2012, up from $11.9 million for 2011.

•

Cash Flow: Cash flow from operations was $48.4 million for 2012, leading to free cash flow of $40.9 million after taking into consideration $7.5 million of capital expenditures. This compares with cash flow from operations of $24.3 million and free cash flow of $22.3 million, after taking into consideration $2.0 million of capital expenditures, for 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Guidance:

As of February 20, 2013, we are initiating guidance for our first quarter of 2013 as well as the full year 2013.

•

First Quarter 2013 Guidance: Total revenue is expected to be in the range of $79.0 million to $81.0 million. Adjusted net income per share is expected to be in the range of $(0.02) to $0.00 based on approximately 97 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $(0.5) million to $1.5 million.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $335 million to $345 million. Adjusted net income per share is expected to be in the range of $0.30 to $0.35 based on approximately 99 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $37.0 million to $42.0 million. Free cash flow is expected to be in the range of $42 million to $47 million.

Conference Call Details:

•	What: LifeLock fourth quarter and fiscal year 2012 financial results.

•	When: Wednesday, February 20, 2013 at 2PM PT (5PM ET).

•

Dial in: To access the call in the United States, please dial (866) 831-6247, and for international callers dial (617) 213-8856. Callers may provide confirmation number 16059559 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•

Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 286-8010, and for international callers dial (617) 801-6888 and enter access code 95505038.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and identity risk assessment and fraud protection services for enterprises. Since 2005, LifeLock has been relentlessly protecting identities by providing consumers with the tools and confidence they need to help protect themselves from identity theft. In October 2012, Javelin Strategy & Research named LifeLock Ultimate™ a “Best in Class Overall” identity theft protection solution and also named it “Best in Detection”. In March 2012, LifeLock further demonstrated its commitment to combating identity fraud with the purchase of ID Analytics, Inc., a leader in enterprise identity risk management that provides visibility into identity risk and credit worthiness. ID Analytics, Inc. currently operates as a wholly owned subsidiary of LifeLock, Inc.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding our brand, our product portfolio, the success of our LifeLock Ultimate service, our growth, our outlook for 2013, the identity theft protection industry, market awareness of the growing risk of identity theft and fraud, and our expected total revenue, adjusted net income and adjusted net income per share, adjusted EBITDA, and free cash flow for the first quarter of 2013 and for fiscal year 2013. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to achieve or maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Registration Statement on Form S-1, as amended, and our Form 10-Q for the quarter ended September 30, 2012, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) per share, adjusted EBITDA, and free cash flow. We defined adjusted net income (loss) as net income (loss) excluding amortization of intangible assets, change in fair value of warrant liabilities, change in fair value of embedded derivatives, income tax benefits resulting from the acquisition of ID Analytics, and share-based compensation. We define adjusted net income (loss) per share as adjusted net income per share of stock assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance and excluding the impact of warrants to purchase Series E and Series E-2 preferred stock. We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, interest income, change in fair value of warrant liabilities, change in fair value of embedded derivative, other income (expense), provision for income taxes, and share-based compensation. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income (loss), adjusted net income (loss) per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income (loss) and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income (loss), adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense or amortization of intangible assets, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Media@lifelock.com

480-457-2032

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

Supplemental Financial Information

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue
Consumer revenue	$70,775	$52,955	$254,678	$193,949
Enterprise revenue	8,041	—	21,750	—

Total revenue	78,816	52,955	276,428	193,949
Cost of services	22,189	16,151	79,916	62,630

Gross profit	56,627	36,804	196,512	131,319
Expenses:
Sales and marketing	31,558	21,025	122,989	91,217
Technology and development	8,607	4,382	29,543	17,749
General and administrative	8,795	4,397	24,629	17,510
Amortization of acquired intangible assets	1,967	—	6,258	—

Total expenses	50,927	29,804	183,419	126,476

Income from operations	5,700	7,000	13,093	4,843
Other income (expense):
Interest expense	(1,538)	(16)	(3,677)	(231)
Interest income	24	1	30	8
Change in fair value of warrant liabilities	—	(4,534)	3,117	(8,658)
Change in fair value of embedded derivative	—	—	(2,785)	—
Other	(2)	(5)	(5)	(5)

Total other income (expense)	(1,516)	(4,554)	(3,320)	(8,886)

Income (loss) before provision for income taxes	4,184	2,446	9,773	(4,043)
Income tax (benefit) expense	104	118	(13,730)	214

Net income (loss)	4,080	2,328	23,503	(4,257)
Accretion of convertible redeemable preferred stock	(419)	(2,922)	(9,378)	(18,926)
Beneficial conversion feature on convertible redeemable preferred stock	(2,452)	—	(2,452)	—
Net income allocable to convertible redeemable preferred stockholders	(55)	—	(5,504)	—

Net income available (loss attributable) to common stockholders	$1,154	$(594)	$6,169	$(23,183)

Net income available (loss attributable) per share to common stockholders:
Basic	$0.01	$(0.03)	$0.18	$(1.24)
Diluted	$0.01	$(0.03)	$0.09	$(1.24)
Weighted-average common shares outstanding:
Basic	85,458	18,925	35,082	18,725
Diluted	90,839	18,925	62,191	18,725

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$134,197	$28,850
Restricted cash	—	398
Trade and other receivables, net	7,560	1,446
Prepaid expenses and other current assets	5,753	5,637

Total current assets	147,510	36,331
Property and equipment, net	9,701	4,049
Goodwill	129,428	—
Intangible assets, net	51,242	—
Other non-current assets	1,707	1,680

Total assets	$339,588	$42,060

Liabilities, convertible redeemable preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,151	$4,084
Accrued expenses and other liabilities	27,329	18,300
Deferred revenue	90,877	70,020

Total current liabilities	119,357	92,404
Other non-current liabilities	265	521
Preferred stock warrant liabilities	—	18,195

Total liabilities	119,622	111,120
Commitments and contingencies
Convertible redeemable preferred stock	—	145,207
Stockholders’ deficit:
Common stock	87	19
Additional paid-in capital	439,883	17,391
Accumulated deficit	(220,004)	(231,677)

Total stockholders’ equity (deficit )	219,966	(214,267)

Total liabilities, convertible redeemable preferred stock and stockholders’ equity (deficit)	$339,588	$42,060

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Operating activities
Net income (loss)	$23,503	$(4,257)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,427	3,740
Write-off of deferred financing costs from early payoff of debt	1,443	—
Share-based compensation	6,758	3,285
Provision for doubtful accounts	46	(28)
Change in fair value of warrant liabilities	(3,117)	8,658
Change in fair value of embedded derivative	2,785	—
Deferred income tax benefit	(14,185)	—
Other	5	5
Change in operating assets and liabilities:
Trade and other receivables	(2,766)	(1,067)
Prepaid expenses and other current assets	1,334	(901)
Other non-current assets	(1,305)	(287)
Accounts payable	(2,945)	1,677
Accrued expenses and other liabilities	5,913	542
Deferred revenue	20,782	13,440
Other non-current liabilities	(255)	(463)

Net cash provided by operating activities	48,423	24,344
Investing activities
Acquisition of ID Analytics, net of cash acquired	(157,430)	—
Acquisition of property and equipment	(7,498)	(2,031)
Decrease in restricted cash	1,748	500

Net cash used in investing activities	(163,180)	(1,531)
Financing activities
Proceeds from:
Term loan	68,000	—
Initial public offering, net of offering costs	125,663	—
Issuance of convertible redeemable preferred stock, net of offering costs	102,165	—
Issuance of warrants	4,373	—
Stock option exercises	298	1,752
Payments for:
Term loan	(68,000)	—
Revolving line of credit	—	(13,010)
Obligations under capital lease	—	(154)
Distribution to Series E-1 Preferred Stock Holders on IPO	(10,719)	—
Debt issuance costs	(1,676)	(132)

Net cash provided by (used in) financing activities	220,104	(11,544)

Net increase in cash and cash equivalents	105,347	11,269
Cash and cash equivalents at beginning of period	28,850	17,581

Cash and cash equivalents at end of period	$134,197	$28,850

Share Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cost of services	$211	$75	$648	$309
Sales and marketing	341	207	1,053	655
Technology and development	503	223	1,711	783
General and administrative	1,709	418	3,346	1,538

Total share-based compensation expense	$2,764	$923	$6,758	$3,285

Key Financial Metrics

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue
Consumer revenue	$70,775	$52,955	$254,678	$193,949
Enterprise revenue	8,041	—	21,750	—

Total revenue	78,816	52,955	276,428	193,949
Adjusted net income	8,936	7,785	22,002	7,686
Adjusted EBITDA	11,404	8,927	30,278	11,868
Free cash flow	3,710	5,546	40,925	22,313

Key Operating Metrics

(in thousands, except percentages and per member data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cumulative ending members	2,480	2,075	2,480	2,075
Gross new members	198	206	762	704
Member retention rate	87.1%	82.7%	87.1%	82.7%
Average cost of acquisition per member	$142	$103	$150	$130
Monthly average revenue per member	$9.68	$8.67	$9.28	$8.54
Enterprise transactions	64,265	56,421	227,039	184,012

Reconciliation of Net Income (Loss) to Adjusted Net Income

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$4,080	$2,328	$23,503	$(4,257)
Amortization of acquired intangible assets	1,967	—	6,258	—
Change in fair value of warrant liabilities	—	4,534	(3,117)	8,658
Change in fair value of embedded derivative	—	—	2,785	—
Tax benefit from acquisition	125	—	(14,185)	—
Share-based compensation	2,764	923	6,758	3,285

Adjusted net income	$8,936	$7,785	$22,002	$7,686

Adjusted net income available per share to common stockholders:
Non-GAAP Basic	$0.10	$0.16	$0.33	$0.16
Non-GAAP Diluted	$0.10	$0.15	$0.30	$0.15
Weighted average common shares outstanding:
Non-GAAP Basic	85,458	48,165	66,381	47,965
Non-GAAP Diluted	92,174	53,064	72,575	52,410

Reconciliation of Diluted Shares to Non-GAAP Diluted Shares

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Diluted shares	90,839	18,925	62,191	18,725
Assumed preferred stock conversion	1,335	29,240	8,770	29,240
Dilutive securities excluded due to net loss	—	4,899	3,586	4,445
Other dilutive equity awards excluded	—	—	(1,972)	—

Non-GAAP diluted shares	92,174	53,064	72,575	52,410

Reconciliation of Diluted EPS to Non-GAAP Diluted EPS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
GAAP diluted earnings (loss) per share	$0.01	$(0.03)	$0.09	$(1.24)
Net income attributable to participating securities	0.03	0.06	0.25	0.36
Non-GAAP adjustments to net income	0.06	0.10	(0.02)	0.23
Non-GAAP adjustments to diluted shares	—	0.02	(0.02)	0.80

Non-GAAP diluted adjusted net income per share	$0.10	$0.15	$0.30	$0.15

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$4,080	$2,328	$23,503	$(4,257)
Depreciation and amortization	2,940	1,004	10,427	3,740
Interest expense	1,538	16	3,677	231
Interest income	(24)	(1)	(30)	(8)
Change in fair value of warrant liabilities	—	4,534	(3,117)	8,658
Change in fair value of embedded derivative	—	—	2,785	—
Other income and expense	2	5	5	5
Income tax (benefit) expense	104	118	(13,730)	214
Share-based compensation	2,764	923	6,758	3,285

Adjusted EBITDA	$11,404	$8,927	$30,278	$11,868

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$7,702	$6,103	$48,423	$24,344
Acquisitions of property and equipment	(3,992)	(557)	(7,498)	(2,031)

Free cash flow	$3,710	$5,546	$40,925	$22,313